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                                                                  EXHIBIT 4.03


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                              REGISTRATION RIGHTS

                                   AGREEMENT



                            Dated as of May 17, 1996


                                  By and Among


                         QUINTILES TRANSNATIONAL CORP.

                                      and

                          GOLDMAN SACHS INTERNATIONAL
                               SMITH BARNEY INC.


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                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of May 17, 1996, by and among Quintiles Transnational Corp., a North Carolina corporation (the "Company"), Goldman Sachs International and Smith Barney, Inc. (collectively referred to herein as the "Underwriters").

                                    RECITALS

         WHEREAS, the Company and the several Underwriters have entered into an Underwriting Agreement, dated May 17, 1996 (the "Underwriting Agreement"), providing for, among other things, the sale by the Company and the purchase by the Underwriters of an aggregate of U.S.$143,750,000 principal amount of the Company's 4.25% Convertible Subordinated Notes due May 31, 2000, convertible into shares of Common Stock (as defined herein) of the Company as provided in the Indenture (as defined herein); and

         WHEREAS, this Agreement is being entered into pursuant to the Underwriting Agreement in connection with the sale of the Securities (as defined herein) pursuant thereto;

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the Company hereby agrees with the Underwriters, (i) for the benefit of the Underwriters, and (ii) the holders (as defined herein) from time to time of the Registrable Securities (as defined herein), as follows:


         1.      Certain Definitions.

         As used in this Agreement, the following terms shall have the following respective meanings:

         (a) "Closing Date" shall mean the First Time of Delivery as defined in the Underwriting Agreement.

         (b) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         (c) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company, and any securities of the Company or any successor which may be issuable upon conversion of the Securities or in exchange for the Securities pursuant to Articles Twelve and Fourteen of the Indenture.

         (d)  "Electing Holder" shall have the meaning assigned thereto in
Section 3(b) of this Agreement.

         (e) "Effective Time" shall mean the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.






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         (f)  "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

         (g) The term "holder," when used with respect to any Registrable Security, means the person in whose name the Security is registered in the Security Register as defined in the Indenture.

         (h) "Indenture" shall mean the Indenture, dated as of May 17, 1996, between the Company and Marine Midland Bank, as trustee (the "Trustee"), as amended and supplemented from time to time in accordance with its terms.

         (i) The term "person" shall have the meaning specified in the Indenture.

         (j) "Prospectus" shall mean the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         (k) "Registrable Securities" shall mean all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities, including any Securities initially issued in bearer form and constituting the unsold allotment of a distributor (within the meaning of Regulation S under the Securities Act) of such Securities and later exchanged for Securities in registered form; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

         (l) "Registration Expenses" shall have the meaning assigned thereto in Section 4 of this Agreement.

         (m) "Registration Statement" shall mean a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         (n) "Restricted Security" shall mean any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock which (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), (iii) has been sold in compliance with Regulation S under the Securities Act (or any successor thereto) and does not constitute the





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unsold allotment of a distributor within the meaning of Regulation S under the
Securities Act, or (iv) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with
Section 3.5(b) of the Indenture.

         (o) "Rules and Regulations" shall mean the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         (p) "Securities" shall mean the Company's 4.25% Convertible Subordinated Notes due May 31, 2000, to be issued pursuant to the Indenture and sold pursuant to the Underwriting Agreement and any securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

         (q) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         (r) "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

         (s) The term "underwriter" shall hereinafter mean any person that is, or may be deemed to be, an underwriter (as such term is defined in Section 2(11)) of the Securities Act) of, or with respect to, the Registrable Securities.

         (t) Wherever there is a reference in this Agreement to a percentage of the "principal amount" of the Registrable Securities or to a percentage of Registrable Securities, Common Stock shall be treated as representing the principal amount of Securities which was surrendered for conversion or exchange in order to receive such number of shares of Common Stock.

         2.   Registration Under the Securities Act.

         (a) The Company hereby agrees, at its expense, (i) to use its best efforts to file with the Commission a Registration Statement with respect to the Registrable Securities, on or prior to the 90th day after the Closing Date and (ii) thereafter to use reasonable efforts to cause such Registration Statement to be declared effective by the Commission under the Securities Act as promptly as practicable; provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to file a Registration Statement in the event of the existence of a state of facts or the happening of any event of the kind described in Section 3(c)(iv)(E) hereof.

         (b) Subject to the issuance of any notice by the Company in accordance with Section 3(c)(iv) hereof of the existence of any fact or the happening of any event of the kind described in Section 3(c)(iv)(E) hereof, the Company shall use all reasonable efforts, and will file such supplements or amendments to the Registration Statement as may be necessary or appropriate, to keep the Registration Statement continuously effective under the Securities Act with a Prospectus that is usable by holders for resales of Registrable Securities for a period





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

of three years from the latest Time of Delivery (as such term is defined in the Underwriting Agreement) or, if earlier, until there are no outstanding Registrable Securities.

         (c) Subject to the issuance of any notice by the Company in accordance with Section 3(c)(iv) hereof of the existence of any fact or the happening of any event of the kind described in Section 3(c)(iv)(E) hereof, upon the occurrence of any event that would cause such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resales of Registered Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use all reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

         3.  Registration Procedures.

         (a) If the Company files a Registration Statement with respect to the Registrable Securities pursuant to Section 2 hereof, then, prior to or at the Effective Time, the Company shall qualify the Indenture under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in Section 3(a) hereof involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

         (b) Not less than 30 days prior to the filing of the Registration Statement, the Company shall give notice of its intention to make such filing to each of the holders of the Registrable Securities in the same manner as the Company would give notice to holders of Securities under Section 1.6 of the Indenture. Such notice shall seek a determination from each of such holders as to whether such holder elects to sell Registrable Securities pursuant to the Registration Statement (any such holder so electing being referred to herein as an "Electing Holder" with respect to the Registrable Securities which are the subject of such election). In the event of any such election the Company may require the undertaking of such Electing Holder contemplated by Section 5(b) of this Agreement, and any Electing Holder of any Registrable Securities may, as a condition to being an Electing Holder, itself require the undertaking contemplated by Section 5(g) of this Agreements of any person that has a beneficial interest in the Registrable Securities which are the subject of such election. The Company also may require each Electing Holder to furnish to the Company such information as may be required by law or by the Commission in connection with any registration of the Registrable Securities which are the subject of any such election by such Electing Holder, including any such information regarding the distribution of such Registrable Securities as may be so required. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which





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any Prospectus included in such Registration Statement contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder's intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder's intended method of distribution of such Registrable Securities necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Electing Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

         (c) In connection with the Company's obligations with respect to the Registration Statement, the Company shall use reasonable efforts to cause the Registration Statement to permit the sale of the Registrable Securities by the holders thereof in accordance with the method or methods of distribution elected by such holders and as described in the Registration Statement, provided, however, that in no event will such methods or methods of distribution take the form of an underwritten offering of the Registrable Securities unless the Company otherwise agrees. In connection therewith, the Company shall, as expeditiously as possible:

                 (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference in the Registration Statement, furnish to the holders of the Registrable Securities covered by such Registration Statement and underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and underwriters, if any, and their respective representatives. The Company will consider all reasonable comments of any such persons before filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement), but the Company may proceed to file such documents as it deems reasonably necessary;

                 (ii) for a reasonable period prior to the filing of the Registration Statement and throughout the period specified in Section 2(b) hereof, make available for inspection, at such times as are mutually convenient to Company and the other persons referred to in this clause, by a representative or representatives of the holders of not less than 20% of the principal amount of the Registrable Securities, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such selling holders or underwriter, (i) all financial and other records, pertinent corporate documents and properties of the Company, and (ii) cause the Company's officers, and independent public accounts and counsel, to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, in each case, as is customary for similar "due diligence" examinations; provided that any records, information or documents that are designated by the Company in writing, in good faith, as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or





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         administrative order, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                 (iii) subject to the issuance of any notice by the Company in accordance with Section 3(c)(iv) hereof of the existence of any fact or the happening of any event of the kind described in Section 3(c)(iv)(E) hereof, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the Rules and Regulations or the instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep the Registration Statement effective for the period specified in Section 2(b) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the period specified in Section 2(b) in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                 (iv) use reasonable efforts to notify the selling holders of Registrable Securities promptly, and confirm such advice in writing, (A) when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission or the "Blue Sky" or securities commissioner or regulator of any state with respect to the Registration Statement, the Prospectus or any prospectus supplement or any request by the Commission or any such Securities Commissioner or regulator for amendments or supplements to the Registration Statement, the Prospectus or any prospectus supplement or for additional information,
         (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of a state of facts or the happening of an event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which in the opinion of the Company might require additional disclosure of material, non-public information by the Company in the Registration Statement as to which the Company believes it has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with the Rules and Regulations) which in the opinion of outside counsel to the Company might reasonably result in (y) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) the Prospectus, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the





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

         Company will not be required to provide the selling holders of Registrable Securities and the underwriter or underwriters, if any, of any details or information as to any such facts or events referred to in this clause (E);

                 (v) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable;

                 (vi) if requested by any holder of Registrable Securities being sold or by any underwriter of such Registrable Securities, as soon as practicable incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as is required by the applicable Rules and Regulations and such holder or underwriter reasonably specifies should be included therein relating to the terms of the sale of the Registrable Securities, including without limitation, information with respect to the principal amount or number of shares of Registrable Securities being sold by such holder to any underwriter or underwriters, the name and description of such holder or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, and the purchase price being paid therefor by such underwriter or underwriters; and make all required fillings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                 (vii) furnish to each selling holder of Registrable Securities and underwriter, if any, without charge, an executed copy of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such number of copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) as such persons may reasonably request in order to facilitate the offering and disposition of the Registrable Securities;

                 (viii) deliver to each selling holder of Registrable Securities and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto, and such other documents, as such persons may reasonably request in order to facilitate the offering and disposition of the Registrable Securities and to permit any of such persons to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and by each underwriter thereof, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (ix) prior to any public offering of Registrable Securities, use all reasonable efforts to (A) register or qualify the Registrable Securities covered by the Registration Statement for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any selling holder or underwriter reasonably shall request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable any such holder or underwriter,





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         if any, to complete its distribution of Registrable Securities pursuant to the Registration Statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(ix) or consent to general service of process in any such jurisdiction;

                 (x) provide a CUSIP number for all Registrable Securities which are debt securities not later than the effective date of the Registration Statement; cooperate with the selling holders of Registrable Securities, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and which, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders; enable such Registrable Securities to be in such denominations and registered in such names as the selling holder may reasonably request at least two business days prior to any delivery of Registrable Securities; and, if required, provide any necessary documentation in connection with making the Registrable Securities eligible for deposit with the Depository Trust Company;

                 (xi) use all reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities, federal, state or local, within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject the Company to any tax in any such jurisdiction where it is not then so subject, or to require the Company to qualify to do business in any jurisdiction where it has not been so qualified;

                (xii) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in subparagraph (iv)(E) of this Section, prepare a post-effective amendment or supplement to the Registration Statement or the related Prospectus, any prospectus supplement, or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file any such supplement or post-effective amendment or document if the fact or event no longer
         exists; and provided further, however, that if there   continues to
         exist a state of facts or an event of the kind described in subparagraph (iv)(E) of this Section which in the opinion of outside counsel to the Company might reasonably result in the effects contemplated by clause (y) or (z) of such subparagraph (iv)(E), then for so long as such fact or event continues to





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

         exist, the Company shall not be required to prepare and file any such supplement or post-effective amendment or document pursuant to the terms of this Agreement;

                 (xiii) use all reasonable efforts to cause the shares of Common Stock constituting Registrable Securities covered by the Registration Statement to qualify for quotation on the Nasdaq National Market or, if the Common Stock is not then quoted on the Nasdaq National Market, to list such shares on each securities exchange on which outstanding Common Stock of the Company is then listed, if any;

                 (xiv) enter into such customary agreements and, subject to the issuance of any notice by the Company in accordance with Section 3(c)(iv) hereof of the existence of any fact or the happening of any event of the kind described in Section 3(c)(iv)(E) hereof, take all such other actions in connection therewith in order to expedite or facilitate the disposition of any Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

                          (A) make such representations and warranties to the holders of such Registrable Securities and the underwriter or underwriters, if any, in form, substance and scope as are customarily made in connection with primary underwritten offerings of equity or convertible debt securities; and

                          (B) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated the effective date of the Registration Statement (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the appointed representative of or counsel to the holders of at least 50% in aggregate principal amount of the Registrable Securities being registered), addressed to each selling holder and each underwriter, if any, covering the matters customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by the appointed representative of or counsel to holders of at least 50% in aggregate principal amount of the Registrable Securities being sold;

                 (xv) otherwise use all reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement,
         (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
         158);

                 (xvi) notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Section





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         7(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

                 (xvii) in the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) of the Company or has a "Conflict of Interest" (as defined in such Schedule) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of such Schedule) of any Registrable Securities, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Schedule, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

         (d) Each Electing Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the existence of any fact or the happening of any event of the kind described in Section 3(c)(iv)(E) hereof, such Electing Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Electing Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(c)(xii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Electing Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Electing Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.


         4.      Registration Expenses.

         The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws referred to in Sections 3(c)(ix) and (xi) hereof and determination of their eligibility for investment under the laws of such United States jurisdictions as the holders or underwriters, if any, of such Registrable Securities may designate, including reasonable fees and disbursements, if any, of counsel for the selling holders or underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any underwriting agreement(s), agreement(s) among underwriters and "Blue Sky" or legal investment memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of (including certificates representing the Registrable Securities), (d) the Company's messenger, telephone and delivery expenses, (e) fees and expenses of any Trustee under the Indenture, any Transfer Agent and Registrar with respect to the Registrable Securities and any escrow agent or custodian, (f) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance),
(h) fees, disbursements and expenses of any "qualified independent underwriter" engaged pursuant to Section 3(c)(xvii) hereof, (i) fees, disbursements and expenses of one counsel for the holders of Registrable Securities retained in connection with such registration, as selected by the holders of at least 50% in aggregate principal amount of the outstanding Registrable Securities being registered, and one counsel for each holder of more than 10% of the outstanding Registrable Securities retained in connection with such registration, as selected by such holder (each of which counsel shall be reasonably satisfactory to the Company) up to a maximum of $50,000 in the aggregate, (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration, and (k) all fees and expenses incurred in connection with the qualification of the shares of Common Stock constituting Registrable Securities for quotation on the Nasdaq National Market, or the listing of such shares on any securities exchange, pursuant to
Section 3(c)(xiii) (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.


         5.      Indemnification.

         (a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, and in consideration of the agreements of the Electing Holders and any underwriters, selling agents or other securities professionals contained in Section 5(b) hereof, the Company shall, and it hereby agrees to, indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to periodically reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

         (b) Indemnification by the Holders and any Agents and Underwriters. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed, that the Company shall have received an undertaking reasonably satisfactory to it from each Electing Holder and from each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any Prospectus contained therein or furnished by the Company to any such Electing Holder, underwriter, selling agent or other securities professional, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished in writing to the Company by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred;

         (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 5. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

         (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

         (g) Indemnification of Electing Holders by Beneficial Owners. Any Electing Holder of any Registrable Securities may itself require, as a condition to being an Electing Holder, an undertaking of any person that has a beneficial interest in the Registrable Securities which are the subject of such election (such person, a "beneficial owner") that such beneficial owner indemnify and hold harmless the Electing Holder to the same extent and manner that such Electing Holder may be required to indemnify and hold harmless the Company pursuant to this Section 5.


         6.      Rule 144.

         The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act) and the Rules and Regulations, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.


         7.      Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement grant registration rights with respect to Registrable Securities or any other securities, or enter into any agreement with respect to its securities, which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any person which would or could conflict with the execution, delivery or performance by the Company of this Agreement.

         (b) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

         (c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be given in the manner provided for in the Indenture.

         (d) Parties in Interest. The parties to this Agreement intend that all holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are the subject of the election of such Electing Holder pursuant to Section 3(b) hereof. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

         (e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Underwriting Agreement and the transfer and registration of Registrable Securities by such holder.

         (f) LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         (g) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority of the principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

         (i) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of record of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities at the offices of the Company at the address set forth in the Indenture.

         (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.


                                    QUINTILES TRANSNATIONAL CORP.



                                    By:     /s/ Rachel R. Selisker
                                       ------------------------------------
                                       Name:  Rachel R. Selisker
                                       Title: Chief Financial Officer,
                                                  Vice President Finance
                                                  and Treasurer




                                    GOLDMAN SACHS INTERNATIONAL
                                    SMITH BARNEY INC.


                                    By:  GOLDMAN SACHS INTERNATIONAL



                                    By:   /s/ Shelley A. Hartman
                                       -----------------------------------
                                            (Attorney-in-fact)